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                                                                    EXHIBIT 10.7

                   AGREEMENT OF SEVERANCE, WAIVER AND RELEASE

         This Agreement is made this 18th day of March, 1999, between UBICS, INC., a Delaware corporation ("UBICS") and MANOHAR B. HIRA ("Hira") and will become effective eight (8) days after it is executed unless it is revoked on or before the seventh (7th) day after execution pursuant to Section 19.

                                    PREAMBLE

         UBICS and Hira are parties to an Employment Agreement dated October 1, 1997, as amended (the "Employment Agreement"), pursuant to which Hira is employed by and serves as President of UBICS. Hira is also a director of UBICS and has loyally served UBICS as an officer, director and employee since its incorporation in 1993.

         UBICS has entered into an Acquisition and Stock Exchange Agreement dated March 18, 1999 pursuant to which, inter alia, UBICS will acquire R Systems, Inc. ("R Systems") and the President of R Systems will become the President and Chief Executive Officer of UBICS.

         In light of the pending acquisition of R Systems and of Hira's valuable knowledge of UBICS' business, operations and personnel, UBICS and Hira have agreed that Hira's services as President and director until the closing of the R Systems acquisition, as an employee and adviser for a transition period thereafter, are needed by and will be beneficial to UBICS. UBICS and Hira have further agreed that at the end of such transition period, Hira will retire from his employment with UBICS upon the terms and conditions of this Agreement, and will waive all possible claims against UBICS in return for the benefits provided below.

         Therefore, UBICS and Hira, intending to be legally bound, agree as follows:



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                                    AGREEMENT

                  1. Retirement and Termination of Employment. Hira shall retire and his employment with UBICS will terminate on January 1, 2000 (the "Termination Date"). On the Termination Date, except as otherwise provided herein, the Employment Agreement shall terminate and be of no further force and effect and the parties shall be released from all of their obligations under the Employment Agreement. From the date hereof until the Termination Date, Hira shall continue to be employed by UBICS under, shall receive compensation and benefits pursuant to, and shall be bound by the other terms of, the Employment Agreement, except as otherwise provided herein.

                  2. Resignation as President and Director. Hira hereby resigns from (i) the office of President of UBICS effective on the date of the closing of UBICS' acquisition of R Systems (the "Closing"), and (ii) from the Board of Directors of UBICS, effective on the date of the Closing, or, if earlier, on the date of the 1999 Annual Meeting of Stockholders of UBICS. Hira shall not be nominated, and he shall not stand, for reelection to the Board of Directors of UBICS at the 1999 Annual Meeting of Stockholders of UBICS. During the period from the Closing until the Termination Date, Hira shall assist in the integration of the respective businesses of UBICS and R Systems and shall perform such other duties and responsibilities as the Board of Directors, Chairman or President of UBICS may from time to time designate.

                  3. Severance Payment. Provided Hira continues to perform his duties as employee of UBICS through the Termination Date, UBICS shall pay Hira a severance payment of $450,000 in cash as follows: $150,000 on the Termination Date, and $100,000 on each of the first three anniversaries of the Termination Date, in each case minus applicable deductions, as a severance. In the event that Hira should die before all such



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payments are made, UBICS shall make all remaining payments to Hira's estate or a beneficiary selected by Hira.

                  4. Healthcare Benefits. For a period of four years following the Termination Date (the "Severance Period"), Hira shall be entitled to continued participation in the medical insurance plans maintained by UBICS for its employees. participation by Hira in any such plans is not permitted due to the requirements for eligibility contained therein, UBICS shall pay Hira an amount each month equal to the monthly cost of a medical insurance plan covering Hira having coverage comparable to that provided at such time by UBICS to its employees. In addition, during the Severance Period, UBICS shall reimburse Hira for all deductible, co-pay and other amounts expended by Hira for healthcare which are not paid by such insurance plan, up to a maximum of $5,000 per year.

                  5. 401(k) Plan. Any vested benefit that Hira has in any 401(k) plan or other retirement plan to which UBICS has made or will make contributions for the benefit of Hira will be available to Hira according to the terms of the plan for rollover or distribution as the law requires. UBICS will send, or cause to be sent, to Hira documentation regarding rollovers and distributions as required by law.

                  6. Automobile. Hira shall continue to have use of the automobile currently provided to him by UBICS until the Termination Date, and will surrender such automobile to UBICS on or prior to the Termination Date

                  7. Other Benefits. All other benefits and incidents of Hira's employment will terminate as the Termination Date.

                  8. Stock Options. Upon the earlier of the Closing or the Termination Date, all options to purchase common stock of UBICS held by Hira shall immediately



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vest and be exercisable by Hira or his estate until the expiration date of such options, which is on the tenth anniversary of the date of grant, which was October 30, 1997. In the event that the Board of Directors determines, in connection with UBICS' acquisition of R Systems, to reduce the exercise price of its outstanding options to or issue new options to replace such outstanding options, Hira's options win also be repriced or replaced, as the case may be, on the same basis, provided that any such new options shall be fully vested and exercisable upon issuance.

                  9. Transfer of Assets. UBICS hereby assigns, transfers and delivers to Hira, effective as of the Termination Date, the personal property listed on Exhibit A, hereto, free and clear of all liens, claims, charges and encumbrances.

                  10. Note. The Mortgage Note dated June 24,1998 from Hira to UBICS in the principal amount of $250,000 (the "Note") shall be, and hereby is, amended (a) to eliminate all required installment payments pursuant to paragraph 2 of the Note, (b) to provide that the principal amount of the Note, and all accrued interest, shall be due and payable in full on the fourth anniversary of the Termination Date and (c) to provide that Hira may set-off against the Note any amounts due to him under this Agreement which remain unpaid on the due date of the Note. In all other respects, the Note, and the related Second Mortgage dated June 24, 1998 from Hira to UBICS, shall remain unchanged and in full force and effect. Upon the request of Hira, and upon the agreement of UBICS, in lieu of payments on the Note pursuant to Section 4 thereof, any amounts payable to Hira under Section 3 hereof which remain to be paid may be off-set against the amounts due under the Note.

                  11. Acknowledgment. Hira acknowledges that the payments and benefits provided by this agreement constitute consideration over and above anything of value that Hira would be entitled to but for this Agreement and that the payments


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exceed any wage or benefit claims that he could make against UBICS pursuant to
Pennsylvania's Wage Payment and Collection Law, or the Fair Labor Standards Act.

                  12. Waiver and Release. In return for the benefits fisted in Sections 3, 4, 6, 8, 9 and 10 above, Hira absolutely and unconditionally releases and forever discharges UBICS and its representatives, successors and assigns, and its present and former directors, officers, employees, agents and attorneys from all claims, demands, actions, suits, damages and expenses of any nature whatsoever, known and unknown, whether under federal, state or municipal law (including any common law claims related to employment) and including all statutes and ordinances concerning employment discrimination on account of, but not limited to, sex, race, age, religion, national origin, familial status, military status and disability. This waiver and release includes, without limitation, any claims under the Pennsylvania Human Relations Act; Title VII of the Civil Rights Act of 1964, as amended; the 1991 Civil Rights Act; the Older Workers Benefit and Protection Act; the Age Discrimination in Employment Act, as amended; the Americans with Disabilities Act; the Employee Retirement Income Security Act; local employment ordinances, and the law of contract and tort, that Hira may have related to or arising out of Hira's employment or termination of employment with UBICS, including but not limited to claims based on breach of contract, promissory estoppel, detrimental reliance, intentional infliction of emotional distress, and negligent infliction of emotional distress. Hira additionally specifically releases UBICS, its successors and assigns, and its present and former directors, officers, employees, agents and attorneys, from any and all claims or causes of action for the fees, costs and expenses of any and all attorneys who have at any time represented him in connection with any matter released in this Agreement.


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                  13. Recovery of Payments. This Agreement may be raised as a complete defense and bar to any claims Hira may bring against UBICS arising in any way from his employment with or retirement from UBICS. If a court of competent jurisdiction or an Arbitrator appointed pursuant to this Agreement determines that Hira has breached any obligations of this Agreement, UBICS may recover the severance pay and all other benefits paid under this Agreement, with attorneys fees, and obtain all other relief provided by law or equity.

                  14. Non-Disclosure and Non-Competition. Notwithstanding (a) anything to the contrary set forth in this Agreement, and (b) the time periods set forth in the sections of the Employment Agreement hereinafter referenced, during the Severance Period, Hira shall be bound by the provisions of Sections 4.01, 4.04, 4.05 and 4.06 of the Employment Agreement.

                  15. Non-Disparagement. Hira will not disparage or make negative comments about UBICS, its directors, officers, employees, agents, attorneys or consultants. UBICS, its directors, officers., agents, attorneys and consultants will not disparage or make negative comments regarding Hira.

                  16. Consultancy. Hira will make reasonable efforts to be available to consult with UBICS at any reasonable times during the Severance Period to answer questions and give advice regarding matters that Hira has been involved in.

                  17. No Effect Until Executed. The presentation of this offer to Hira is an attempt to resolve all matters and potential matters between the parties amicably and shall have no force and effect until it is executed and delivered by Hira to UBICS and executed by all other parties.


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                  18. No Admission of Liability This Agreement is not and will not be construed as an admission by UBICS of discrimination of any kind whatsoever against Hira; of any breach of any obligation of any kind whatsoever, express or implied, to Hira; or an admission by UBICS of any impropriety or wrongdoing. This Agreement is not and will not be construed as an admission by Hira of any impropriety or wrongdoing.

                  19. OLDER WORKERS BENEFIT PROTECTION ACT. AS PROVIDED IN THE OLDER WORKERS BENEFIT PROTECTION ACT, HIRA ACKNOWLEDGES AND UNDERSTANDS THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS CHOICE PRIOR TO SIGNING THIS AGREEMENT. HIRA FURTHER UNDERSTANDS AND AGREES THAT HE HAS BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS IN WHICH TO REVIEW AND TO CONSIDER WHETHER TO SIGN THIS AGREEMENT.

                  IT IS FURTHER UNDERSTOOD THAT HIRA SHALL BE ENTITLED TO REVOKE OR CANCEL HIS ACCEPTANCE OF THIS AGREEMENT DURING THE SEVEN DAY (7) DAY PERIOD FOLLOWING HIS DELIVERY OF A SIGNED COPY OF THIS AGREEMENT TO COUNSEL FOR UBICS. HIRA AGREES TO COMMUNICATE ANY SUCH NOTICE OF REVOCATION OR CANCELLATION BY WRITTEN NOTICE, SENT BY HIM OR HIS LEGAL COUNSEL TO UBICS OR ITS COUNSEL.

                  BY EXECUTING THIS AGREEMENT, HIRA ACKNOWLEDGES THAT BE HAS CAREFULLY READ THE FOREGOING AGREEMENT AND ALL OF ITS PROVISIONS AND HAS HAD THE BENEFIT OF COUNSEL WITH RESPECT TO THIS AGREEMENT OF SEVERANCE, WAIVER AND RELEASE AND ITS CONTENTS, HAS HAD THE OPPORTUNITY TO CONSIDER THIS AGREEMENT, UNDERSTANDS THIS AGREEMENT, DISCUSS THIS AGREEMENT WITH LEGAL


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COUNSEL, AND RELY UPON COUNSEL'S ADVICE, AND REVIEW ALL OF ITS TERMS WHICH HAVE
BEEN FULLY EXPLAINED AND MADE KNOWN TO HIM, AND THAT HE IS SIGNING THIS AGREEMENT AS HIS FREE ACT AND DEED, AND THAT HE IS ACCEPTING VOLUNTARILY ALL TERMS OF THIS AGREEMENT OF SEVERANCE, WAIVER AND RELEASE.

                  20. Confidentiality of Agreement. The existence and terms of this Agreement, together with the negotiations, discussions, and proceedings leading up to this Agreement, are confidential and neither Hira, his attorney, nor any individual acting on his behalf shall disclose any of these matters to any person or entity, except as expressly required by law or by an order of a court or Government agency of competent jurisdiction. Prior to any disclosure required by law, Hira will notify UBICS.

                  21. Breach of Agreement. Hira further agrees that if he brings any claim against UBICS or otherwise breaches this Agreement, Hira will become immediately liable to UBICS for return of all payments made and benefits paid under this Agreement, as well as any costs, including attorney's fees, incurred by UBICS in collecting that amount from Hira, in addition to any other remedies available to UBICS.

                  22. Acknowledgment of Physical and Emotional Condition. Hira at the time of signing this Agreement knows of no injury or medical condition which has occurred to him during his employment with UBICS. Accordingly, Hira knows of nothing that would give rise to his filing a claim for workmen's compensation benefits. Furthermore, Hira expressly acknowledges that he has no physical or emotional impairment of any kind which has interfered with his ability to read and understand the import of this Agreement or of its terms, and that he is of sound mind and not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.


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                  23. Judicial Enforcement. Ten (10) days before any party
hereto institutes any action to enforce the rights set forth in this Agreement, written notice of the intention to sue shall be given by certified mail by said party to the other party. During the above-mentioned ten (10) day period, the parties hereto will make a reasonable effort to amicably resolve any disagreement which may have arisen between them.

                  24. Governing Law. This Agreement is entered into in the Commonwealth of Pennsylvania and shall be governed by and be interpreted under the laws of the Commonwealth of Pennsylvania.

                  25. Attorneys' Fees. Each party shall pay its own legal fees and expenses m connection with this Agreement.

                  26. Cooperation. Hira will make reasonable efforts to assist and cooperate with UBICS in any defense or prosecution of a claim that may be made by or against UBICS or in connection with any ongoing or future investigation, dispute or claim involving UBICS including proceedings before any arbitral, administrative, judicial, legislative body or agency. Cooperation will include preparation and testimony in any such proceedings where UBICS believes that Hira could be helpful. In the event that Hira's time expended in such assistance and cooperation will be more than nominal, the parties shall discuss and agree upon appropriate compensation to be paid to Hira for such time.

                 27. Entire Agreement. This Agreement, together with the Employment Agreement., the Note and the Second Mortgage, each as modified herein, contains the entire agreement of the parties. There are no other written or oral agreements between the parties. UBICS, its employees, representatives and attorneys have made no representations or promises concerning the terms or effects of this Agreement that are


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not contained in it. This Agreement may be amended only in writing signed by both parties.

                  28. Arbitration. Any controversy, claim or dispute between the Parities concurring this Agreement or the breach thereof shall be finally settled by arbitration in Pittsburgh, Pennsylvania pursuant to the rules of the American Arbitration Association regarding employment disputes. In such instances, it is agreed that the dispute shall be submitted to final and binding arbitration by one arbitrator; provided, however, that either Party may request that there be three arbitrators, in which case each Party shall select one arbitrator, and the two arbitrators so selected shall select a third. All costs of arbitration (other than the costs of a Party's own witnesses and professional advisors) shall be split equally between the Parties.

                  29. Equitable Relief. Notwithstanding Section 28 "Arbitration", the parties acknowledge and agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the non-breaching party shall be entitled to injunctions to prevent breaches of this Agreement by the other party and shall have the right to specifically enforce this Agreement and the terms and provisions hereof against the breaching party in addition to any other remedy to which the non-breaching party may be entitled at law or in equity. The parties further agree that Section 28 "Arbitration" is not intended to be a bar to either party seeking injunctive relief by filing an action in an appropriate court.


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                  30. Severability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction or by any administrative body to be illegal or invalid, the validity of the remaining parts, terms, or provisions of it shall not be effected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

                  Hira affirms that by entering into this Agreement he is not relying upon any oral or written promise or statement made by anyone at any time on behalf of UBICS that is not contained in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement intending to be legally bound hereby.

Dated: 3/18/99                                   /s/ Manohar B. Hira
      ----------                                 -------------------------------
                                                 Manohar B. Hira


                                                 UBICS, INC.


                                                 By: /s/Vijay Mallya
                                                    ----------------------------

                                                 Date:
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